We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-20881) of Ralcorp Holdings, Inc. of our report dated May 12, 2000 relating to the financial statements of the Ralcorp Holdings, Inc. Savings Investment Plan, which appears in this Form 11-K.

/s/  PricewaterhouseCoopers  LLP
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PricewaterhouseCoopers  LLP
St.  Louis,  Missouri

June  21,  2000